EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3, filed with the Securities and Exchange Commission on or about June 2, 2006, of our report dated October 14, 2005 relating to the July 31, 2005 consolidated financial statements of Internet Commerce Corporation and subsidiaries included in its Annual Report on Form 10-K as filed with the Securities and Exchange Commission on October 31, 2005.

/s/ Tauber & Balser, P.C.
Atlanta, Georgia
June 2, 2006